UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2025
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) As previously reported in a Form 8-K filed with the Securities and Exchange Commission on November 17, 2025 (the “Original Filing”) by Cadence Design Systems, Inc. (“Cadence”), the Board of Directors (the “Board”) of Cadence appointed Dr. Luc Van den hove as a director of Cadence, effective January 1, 2026. At the time of the Original Filing, the Board had not determined Dr. Van den hove’s committee assignment. Cadence is filing this Form 8-K/A to report that on May 7, 2026, the Board designated Dr. Van den hove as a member of the Compensation Committee of the Board, effective as of such date.
Other than providing the preceding disclosure, no other disclosure reported in the Original Filing is amended by this Form 8-K/A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 11, 2026

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Marc Taxay
Marc Taxay
Senior Vice President, General Counsel and Corporate Secretary